Etsy Names Kruti Patel Goyal Chief Executive Officer of Depop and promotes Nick Daniel to Chief Product Officer of Etsy
BROOKLYN, N.Y., July 20, 2022 Etsy, Inc. (NASDAQ: ETSY), which operates two-sided online marketplaces that connect millions of passionate and creative buyers and sellers around the world, announced today that Kruti Patel Goyal, currently Etsy’s Chief Product Officer, has been named Chief Executive Officer of its subsidiary Depop, a global fashion resale marketplace, effective September 12, 2022. Maria Raga, Depop’s current CEO, has resigned to pursue personal ventures, but will remain with Depop in an advisory capacity until September 30, 2022 to facilitate a smooth transition. With Kruti’s transition to her new role, Etsy has promoted Nick Daniel, Vice President of Product Management, to Chief Product Officer.
Etsy, Inc. Chief Executive Officer Josh Silverman commented, “Depop is a highly-relevant and authentic re-commerce brand that we believe is still early in its growth lifecycle. I have no doubt Kruti is the right leader for Depop’s next chapter as we focus on nurturing its passionate community and improving the customer experience. She has guided Etsy through periods of significant transformation, with a proven track record of motivating teams to deliver results and advance our mission.”
Kruti possesses a deep expertise in marketplace dynamics, having held a range of leadership roles at Etsy over the past 11 years. In her current role as Chief Product Officer, Kruti has transformed Etsy’s product development culture, scaled our teams, and significantly improved the shopping experience within the marketplace. She previously led Etsy’s seller services, corporate development, international, and marketplace integrity teams.
Nick has been with Etsy for more than eight years and currently serves as Vice President of Product Management. Over the course of his tenure, Nick has led highly-technical, complex, and cross-functional initiatives that have unlocked significant value for Etsy’s customers and stakeholders. He championed the expansion and optimization of Etsy Ads and oversaw efforts to create a more personalized shopping experience, improve the selling platform, and scale Etsy’s marketing technology capabilities.
Josh continued, “I’m delighted to congratulate Nick on this well-deserved promotion. Nick is an Etsy veteran who has led some of our most impactful product initiatives that have enabled sellers to grow their businesses and drive more sales. Kruti and Nick stepping into these new roles reflects our efforts to nurture a deep bench of talent and leadership across our House of Brands. Finally, I’d like to express my gratitude to Maria for her partnership and her many significant contributions. Under her leadership, Depop took the world by storm and defined itself as a beloved, culturally-relevant brand. We wish her the best in her future endeavors.”
Maria Raga added, “After eight years of scaling Depop from a small enterprise to being a part of Etsy’s House of Brands, I’m excited to now pass the baton to someone who can take Depop to the next level. Working with Kruti for the past year, I have consistently been impressed by her extraordinary track record and empathetic leadership. I could not have wished for a better successor and I am confident she will do amazing things for Depop.”
Kruti Patel Goyal commented, “At Etsy, we often say that two-sided marketplaces are lightning in a bottle – and this is certainly true of Depop. We believe Depop has fostered one of the most passionate communities in ecommerce, and has only scratched the surface when it comes to reaching its full potential. I’m excited to work with the talented team at Depop as they redefine the future of fashion.”
Nick Daniel added, “Etsy’s product development culture enables us to rapidly test new features, respond to evolving customer needs, and harness the power of technology to foster human connections. I look forward to working with the teams as we continue to create a differentiated shopping experience for buyers while bringing new opportunities to millions of creative entrepreneurs around the world.”

Both Kruti and Nick will report to Etsy CEO Josh Silverman, and Nick will join Etsy’s executive team. Kruti will relocate to London, where Depop is headquartered. Depop's talented leadership team that previously reported to Maria will report to Kruti.
About Kruti Patel Goyal
Kruti Patel Goyal currently serves as Etsy’s Chief Product Officer and is responsible for leading Etsy's product development efforts worldwide, building exceptional shopping experiences across platforms, and enabling creative entrepreneurs to start, manage and scale global businesses.
Since 2011, Kruti has held many integral roles at Etsy, helping lead the company through multiple phases of growth. Her responsibilities have included overseeing Etsy's Seller Services business globally, managing Corporate Development, leading the International growth team and serving as the company’s first head of Marketplace Integrity and Trust & Safety teams.
Before joining Etsy, Kruti worked in strategy and business development at Viacom and at Product (RED). Kruti began her career in M&A at Morgan Stanley and at General Atlantic Partners as a growth equity investor in technology businesses. She holds a BA in Economics from Stanford University and an MBA from Harvard University.
About Nick Daniel
Nick Daniel is currently Vice President of Product Management. Since joining Etsy in 2014, he has held multiple roles of increasing responsibilities, including overseeing the development of Etsy’s selling platform, advertising products, marketing technology, data enablement, product enablement, and personalization products.
Prior to joining Etsy, Nick worked in sales engineering at Google and, earlier in his career, held various consulting and software development roles. He holds a BS in Computer Engineering from the University of Dayton and an MBA and Master of Information Systems from Boston University.
About Etsy
Etsy, Inc. operates two-sided online marketplaces that connect millions of passionate and creative buyers and sellers around the world. These marketplaces share a mission to "Keep Commerce Human," and we're committed to using the power of business to strengthen communities and empower people. Our primary marketplace, Etsy.com, is the global destination for unique and creative goods. Buyers come to Etsy to be inspired and delighted by items that are crafted and curated by creative entrepreneurs. For sellers, we offer a range of tools and services that address key business needs.
Etsy, Inc.'s "House of Brands" portfolio also includes fashion resale marketplace Depop, musical instrument marketplace Reverb, and Brazil-based handmade goods marketplace Elo7. Each Etsy, Inc. marketplace operates independently, while benefiting from shared expertise in product, marketing, technology, and customer support.
Etsy was founded in 2005 and is headquartered in Brooklyn, New York.
Etsy has used, and intends to continue using, its Investor Relations website and the Etsy News Blog (etsy.com/news) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website and the Etsy News Blog in addition to following our press releases, SEC filings, and public conference calls and webcasts.

About Depop
Depop is the community-powered marketplace app where people exploring style and the latest trends come to shop and sell circular fashion. With over 26 million users in more than 150 countries, Depop is the place for anyone looking to celebrate style on their terms and keeping millions of items of clothing in rotation.
Founded in 2011, Depop has its headquarters in London and offices in Manchester, New York, Los Angeles and Sydney with 400 employees dedicated to helping build a new fashion system that’s kinder to people and kinder to the planet.
In 2021, Depop joined Etsy, Inc. as a wholly-owned subsidiary and continues to operate as a standalone marketplace for fashion items, community and creativity.

Investor Relations Contact:
Etsy, Deb Wasser, Vice President, Investor Relations & ESG Engagement
ir@etsy.com
Media Relations Contact:
Sarah Marx, Director, Corporate Communications
press@etsy.com